Exhibit 4.5




                      PRIVATE PLACEMENT PURCHASE AGREEMENT



March 27, 1996

Scan-Graphics, Inc.
700 Abbott Drive
Broomall, PA  19008

Re: Purchase of Units

Gentlemen:

         1. The undersigned ("Subscriber") has reviewed the filings which Scan-Graphics, Inc. (the "Company") has made with the Securities Exchange Commission during the past 12 months. The Company represents and warrants to the Subscriber that all such filings are correct and accurate in all material respects and in all material respects state all facts necessary to make such filings not misleading. Subscriber has had the opportunity to discuss the Company's affairs with the Company's officers.

         2. (a) The Company hereby sells to Subscriber, and Subscriber hereby purchases from the Company the number of Units set forth opposite its name below. The purchase price of each Unit is $50,000, and is payable in cash concurrently with the execution and delivery hereof.

         (b) Each Unit consist of one Convertible Note in the principal amount of $50,000 (a "Note"), one Class A warrant (an "A Warrant") to purchase 19,355 shares of common stock of the Company ("Common Stock") and one Class B warrant (a "B Warrant") to purchase 19,355 shares of Common Stock. The A Warrant and the B Warrant are collectively referred to as the "Warrants." The Note and the Warrants are in the forms of Exhibits A, B and C annexed hereto.

         (c) The principal and accrued interest of each Note is convertible into shares of common stock of the Company at a per share price equal to the lesser of (1) $3 per share or (2) 65% of the average closing bid price of a share of common stock during the five trading days immediately preceding the date of such conversion. If Subscriber owns in the aggregate Notes in the principal amount of $250,000 or less, such Notes shall be convertible in whole but not in part. If Subscriber owns more than $250,000 in aggregate principal amount of Notes, all such Notes shall be convertible at Subscriber's option from time to time in whole, or in remaining whole, or in parts of not less than $250,000 aggregate principal amount.

         (d) The Notes are payable on March 26, 1997 and accrue interest at the annual rate of 8% per annum, provided that if the registration statement hereinafter referred to is not effective by the 121st day after the date hereof, then, in addition to the Subscriber's other remedies:

             (i) the interest rate under the Notes shall be increased to 12% per annum (or, if less, the highest rate permitted by law) until the registration statement is declared effective, and

             (ii) at Subscriber's option, the Notes shall not be repaid, by the Company and shall remain convertible and accrue interest, until such date as is designated by Subscriber but not later than 180 days after the effectiveness of the registration statement, and provided further, that if the registration statement hereinafter referred to is not effective by the 180th day after the date hereof, then, in addition to the Subscriber's other remedies, the interest rate under the Notes shall be further increased to 18% per annum (or, if less, the highest rate permitted by law) until the registration statement is declared effective.

         (e) The term "Purchasers" as used herein means subscribers who in the aggregate are on this day purchasing Notes in the aggregate principal amount of $3,100,000 under agreements of the same tenor as this Agreement.

         (f) The Company will pay to Mueller Trading Company a $100,000 finder's fee in respect of the sale of the Units hereunder.

         3. (a) The Company will utilize its diligent efforts to file, on or before the 30th day after the date of this Agreement or as soon thereafter as is possible with such diligent efforts, a registration statement on Form S-3 or Form S-1 (the "Registration Statement") for public sale by Subscribers of the shares which are issuable on conversion of the Notes and on exercise of the A Warrants and the B Warrants. The shares to be covered by the Registration Statement are collectively referred to as the "registered shares."

         (b) The Company shall use its diligent efforts to cause the Registration Statement to become effective not later that 90 days after the date of filing, and to remain effective for two years. The registration shall be accompanied by blue sky clearances in such states as Subscriber may reasonably request. The Company will not issue or commit to issue any shares of capital stock or securities convertible into capital stock (other than upon exercise of options or warrants issued heretofore), or borrow any money in public or private financings, until the close of business on the 45th business day after the date on which the Registration Statement is first declared effective.

         (c) The Company shall pay all expenses of the registration hereunder, other than Subscriber's underwriting discounts.

         (d) The Company shall supply to Subscriber a reasonable number of copies of all registration materials and prospectuses. The Company and Subscriber shall execute and deliver to each other indemnity agreements which are conventional in registered offerings of this type. The Subscriber shall reasonably cooperate with the Company in the preparation and filing of the Registration Statement and appropriate amendments thereof.

         (e) Subscriber may transfer a proportionate part of its registration rights to a limited number of permitted transferees of the Units or portions thereof.

         4. (a) Subscriber represents and warrants that it is purchasing the Units solely for investment solely for its own account and not with a view to or for the resale or distribution thereof except as permitted under the Registration Statement.

         (b) Subscriber understands that it may sell or otherwise transfer the Units or the shares issuable on conversion of the Notes or the Warrants only if such transaction is duly registered under the Securities Act of 1933, as amended, under the Registration Statement or otherwise, or if Subscriber shall have received the favorable opinion of counsel to the holder, which opinion shall be reasonably satisfactory to counsel to the Company, to the effect that such sale or other transfer may be made in the absence of registration under the Securities Act of 1933, as amended, and registration or qualification in every applicable state. The certificates representing the aforesaid securities will be legended to reflect these restrictions, and stop transfer instructions will apply. Subscriber realizes that the Units are not a liquid investment.

         5. (a) Subscriber has not relied upon the advice of a "Purchaser Representative" (as defined in Regulation D of the Securities Act) in evaluating the risks and merits of this investment. Subscriber has the knowledge and experience to evaluate the Company and the risks and merits relating thereto.

         (b) Subscriber represents and warrants that Subscriber is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated pursuant to the Securities Act of 1933, as amended, and shall be such on the date any shares are issued to the holder; Subscriber acknowledges that Subscriber is able to bear the economic risk of losing Subscriber's entire investment in the shares and understands that an investment in the Company involves substantial risks; Subscriber has the power and authority to enter into this agreement, and the execution and delivery of, and performance under this agreement shall not conflict with any rule, regulation, judgment or agreement applicable to the Subscriber; and Subscriber has invested in previous transactions involving restricted securities.

         6. This Agreement may not be changed or terminated except by written agreement. It shall be binding on the parties and on their personal representatives and permitted assigns. It sets forth all agreements of the parties. It shall be enforceable by decrees of specific performance (without posting bond or other security) as well as by other available remedies.

         7. This Agreement shall be governed by, and construed in accordance with, the laws of Pennsylvania. The federal and state courts sitting in the City of Philadelphia shall have exclusive jurisdiction over all matters relating to this Agreement. Trial by jury is expressly waived.

         8. All notices, requests, services of process, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered (i) on the date personally delivered or (ii) one day after properly sent by Federal Express, addressed to the respective parties at their address set forth in this Agreement or (iii) one day after transmitted by facsimile so long as a confirmation copy is simultaneously forwarded by Federal Express, in each case addressed to the respective parties at their address set forth in this Agreement. Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided above.

         9. Each party hereto shall be responsible for its own expenses with regard to the negotiation and execution of this Agreement.


SUBSCRIBER:

signature: ________________________________________
type or print name: _______________________________

Address: __________________________________________

Fax No. ___________________________________________

Social Security No: _______________________________

Number of Units: __________________________________

AGREED: ___________________________________________

SCAN-GRAPHICS, INC.

By: _______________________________________________

                                    EXHIBIT A


THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THIS NOTE AND/OR THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SCAN-GRAPHICS, INC., THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     $ ________________                                     Note: ____________

                                CONVERTIBLE NOTE
                                  (the "Note")

                               SCAN-GRAPHICS, INC.

SCAN-GRAPHICS, INC., a Pennsylvania corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to the order ___________________________________ (hereinafter the "Holder") the principal sum of $_____________ on March 26,1997, together with interest accruing at the rate of 8% per annum and payable at maturity arid upon conversion. Principal and interest shall be payable at the address of the Holder.

1. The Notes.

1.1 This Note is one of a duly authorized issue of Convertible Notes of the Corporation (designated herein as the "Notes"), and is being issued under Private Placement Purchase Agreements of similar tenor between the Corporation and the Holder (the "Subscription Agreement"). The Holders of the Notes are referred to herein collectively as "Purchasers."

2. Conversion Rights.

2.1 The principal and accrued interest of each Note is convertible into number of shares (the "Conversion Shares") of the Corporation's common stock (the "Common Stock") equal to the amount converted divided by the Conversion Price. The Conversion Price means a per share price equal to the lesser of (l) $3.00 per share or (2) 65% of the average closing bid price of a share of common stock during the five trading days immediately preceding the date of such conversion. If Holder owns in the aggregate Notes in the principal amount of $250,000 or less, such Notes shall be convertible in whole but not in part. If Holder owns more than $250,000 in aggregate principal amount of Notes, the Notes shall be convertible from time to time in whole or in remaining whole or in parts of not less than $250,000 aggregate principal amount.

2.2 In the event that the Holder elects to exercise its conversion rights hereunder, it shall give to the Corporation written notice of such election and shall surrender this Note to the Corporation for cancellation against payment of interest accrued through the date of conversion unless the Holder has also converted such interest. Notice may be given by facsimile. Conversion shall be effective upon notice so long as the Corporation receives the surrendered Note within 10 business days after the date of such notice.

2.3 The Corporation shall at all times reserve and keep available out of its authorized and unissued common shares, solely for issuance upon the conversion of the Note as herein provided, such number or common shares as shall from time to time be issuable upon the conversion of the Note.

3. Adjustments to Conversion Rights.

3.1 In case the Corporation shall issue common stock as a dividend upon common stock or in payment of a dividend thereon, shall subdivide the number of outstanding shares of its common stock into a greater number of shares or shall contract the number of outstanding shares of its common stock into a lesser number of shares, the number of Conversion Shares to which the Holder is entitled to receive pursuant to Section 2 shall be adjusted, effective at the close of business on the date such common shares are to be issued, so that the Conversion Shares shall be equal to the product obtained by multiplying the Conversion Shares in effect immediately prior to the close of business on such date by a fraction, the denominator of which shall be the number of shares of common stock outstanding immediately prior to such dividend, subdivision, or contraction, and the numerator of which shall be the number of shares of common stock outstanding immediately after such dividend, subdivision or contraction.

3.2 If any capital reorganization or reclassification of the common stock, or consolidation, or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition precedent of such reorganization or sale, the following provision shall be made: The Holder of the Note shall from and after the date of such reorganization or sale have the right to receive (in lieu of the shares of common stock of the Corporation immediately theretofore receivable with respect to such Note, upon the exercise of conversion rights), such shares of stock, securities or assets as would have been issued or payable with respect to or in exchange for the number of outstanding shares or such common stock immediately theretofore receivable with respect to such Note. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holders to the end that such conversion rights (including, without limitation, provisions for appropriate adjustments) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof.

4. Registration Rights and Certain Remedies. The Subscription Agreements provide for the filing by the Company of a registration statement for the sale of the shares issuable on conversion of this Note. Notwithstanding anything to the contrary set forth herein: if the registration statement hereinafter referred to is not effective by the 121st day after the date hereof, then, in addition to the Holder's other remedies if the registration statement hereinafter referred to is not effective by the 121st day after the date hereof; then, in addition to the Holder's other remedies:

         (i) the interest rate under the Notes shall be increased to 12% per annum (or, if less, the highest rate permitted by law) until the registration statement is declared effective, and

         (ii) at Holder's option, the Notes shall not be repaid, by the Company and shall remain convertible and accrue interest, until such date as is designated by Holder but not later than 180 days after the effectiveness of the registration statement, and provided further, that if the registration statement hereinafter referred to is not effective by the 180th day after the date hereof, then, in addition to the Holder's other remedies, the interest rate under the Notes shall be further increased to 18% per annum (or, if less, the highest rate permitted by law) until the registration statement is declared effective.

4A. Purchase for Investment. The Holder, by acceptance hereof, acknowledges that the Note (and the Common Stock into which the Note is convertible) has not been registered under the Act, covenants and agrees with the Corporation that such Holder is taking and holding this Note (and the Common Stock into which the Note is convertible) for investment purposes and not with a view to, or for sale in connection with, a distribution thereof and that this Note (and the Common Stock into which the Note is convertible) may not be assigned, hypothecated or otherwise disposed of in the absence of an effective registration statement under the Act or an opinion of counsel for the Holder, which counsel shall be reasonably satisfactory to the Corporation, to the effect that such disposition is in compliance with the Act, and represents and warrants that such Holder is an "accredited investor" that such Holder has, or with his representative has, such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks in respect of this Note (and the Common Stock into which the Note is convertible) and is able to bear the economic risk of such investment.

5. Events of Default and Acceleration of the Note.

5.1 An "event of default" with respect to this Note shall exist if any of the following shall occur:

(a) The Corporation shall breach or fail to comply with any provision of this Note and such breach or failure shall continue for thirty (30) days after written notice by any Holder or any Note to the Corporation.

(b) A receiver, liquidator or trustee of the Corporation or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than sixty (60) days; or the Corporation shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Corporation shall be sequestered by court order and such order shall remain in effect for more than sixty (60) days; or a petition to reorganize the Corporation under any bankruptcy, reorganization or insolvency law shall be filed against the Corporation and shall not be dismissed within sixty (60) days after such filing.

(c) The Corporation shall file a petition in voluntary bankruptcy or request reorganization or under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

(d) The Corporation shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Corporation, or of all or any substantial part of its properties.

5.2 If an event of default shall occur, the Holder may, in addition to such Holder's other remedies, by written notice to the Corporation, declare the principal amount of this Note, together with all interest accrued thereon, to be due and payable immediately. Upon any such declaration, such amount shall become immediately due and payable and the holder shall have all such rights and remedies provided for under the terms of this Note.

6. Miscellaneous.

6.1 All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telegram, recognized overnight mail carrier, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (a) if to the Holder, to such address as such Holder shall furnish to the Corporation in accordance with this Section, or (b) if to the Corporation, to it at its headquarters office, or to such other address as the Corporation shall furnish to the Holder in accordance with this Section.

6.2 THIS NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

6.3 The Corporation waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

6.4 If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

6.5 The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

6.6 The Holder of this Note shall be entitled to recover his legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

6.7 In addition to all other remedies to which the Holder may be entitled hereunder, Holder shall also be entitled to decrees of specific performance without posting bond or other security.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the date first written above.


ATTEST:                                              SCAN-GRAPHICS, INC.


By: _______________________________                  By: ______________________

Name: _____________________________                  Name: ____________________

                                                                      Exhibit B

Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                               SCAN-GRAPHICS, INC.

CLASS A WARRANT                                               Number: ________

DATED: _____________


Number of Shares: ___________

Holder: _____________________

Address: ____________________
         ____________________


         THIS CERTIFIES THAT the Holder is entitled to purchase from Scan-Graphics, Inc., a Pennsylvania corporation (hereinafter called the "Company"), at the Exercise Price per share the number of shares of the Company's common stock set forth above ("Common Stock"). The Exercise Price means $3 per share or, if less, the lowest price per share at which any conversion (whether by Holder or others) shall theretofore have occurred under the Convertible Notes issued by the Company on the date of this Warrant. However, this Warrant may be exercised whether or not any such conversion shall have occurred, and if no such conversion shall have occurred the Exercise Price shall be $3 per share.

         1. All rights granted under this Warrant shall expire on March 26, 1999, and no shares of Common Stock may be acquired under this Warrant from and after such date.

         2. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction arid stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

         3. The holder of this Warrant is entitled to certain registration rights under an agreement of even date herewith.

         4. (a) Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and
(iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement Warrants shall bear the same legend as is borne by this Warrant.

         5. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

         6. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

         7. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         8. In the event that as a result of reorganization, merger. consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

         9. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

         The certificates for the Common Stock so purchased shall be delivered to the holder within a reasonable time, not exceeding ten (10) business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

         10. This Warrant shall be governed by and construed in accordance will the laws of the State of Pennsylvania. The federal and state courts in the city of Philadelphia shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances as well as other remedies.

         IN WITNESS WHEREOF, Scan-Graphics, Inc. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.


                                                     SCAN-GRAPHICS, INC.


                                       By:
                                           ------------------------------------
                                             Andrew E. Trolio, President

                                                (Apply Corporate Seal)

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)


         The undersigned the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of no par value Common Stock and herewith makes payment of $_________________ thereof, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to
________________________________________________________________________ whose address(es) is (are)
_________________________________________________________________



Dated: _____________________ , 19______


                                            Holder: _________________________
                                            SSN/TIN: ________________________
                                            Address: ________________________
                                                     ________________________
                                                     ________________________
                                                     ________________________

                                  TRANSFER FORM

                  (To be signed only upon exercise of Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto _________________________________________________________ the
right to purchase shares of Common Stock represented by the foregoing Warrant to the extent of ____________ shares of Common Stock, appoints ____________________ _____________________ attorney to transfer such rights on the books of
______________________ with full power of substitution in the premises.



Dated: _______________________ , 19____


                                           Holder: _________________________
                                            SSN/TIN: ________________________
                                            Address: ________________________
                                                     ________________________
                                                     ________________________
                                                     ________________________

                                                                      Exhibit C

Neither this Warrant nor the shares of Common Stock issuable on exercise of this Warrant have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                               SCAN-GRAPHICS, INC.

CLASS B WARRANT                                            Number: ___________

DATED: ________________________


Number of Shares: ________________

Holder:   ________________________

Address: _________________________
         _________________________


         THIS CERTIFIES THAT the Holder is entitled to purchase from Scan-Graphics, Inc., a Pennsylvania corporation (hereinafter called the "Company"), at the Exercise Price per share the number of shares of the Company's common stock set forth above ("Common Stock"). The Exercise Price means $4 per share.

         1. All rights granted under this Warrant shall expire on March 26, 1999, and no shares of Common Stock may be acquired under this Warrant from and after such date.

         2. This Warrant and the Common Stock issuable on exercise of this Warrant (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the Company has received from counsel to the Company a written opinion to the effect that registration of the Warrant or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Warrant and the Underlying Shares shall be appropriately legended to reflect this restriction arid stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

         3. The Holder of this Warrant is entitled to certain registration rights under an agreement of even date herewith.

         4. (a) Any permitted assignment of this Warrant shall be effected by the Holder by (i) executing the form of assignment at the end hereof, (ii) surrendering the Warrant for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and
(iii) unless in connection with an effective registration statement which covers the sale of this Warrant and or the shares underlying the Warrant, delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Warrant is being acquired by the Holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) new Warrants representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Warrant surrendered. Such Warrants shall be exercisable immediately upon any such assignment of the number of Warrants assigned. The transferor will pay all relevant transfer taxes. Replacement Warrants shall bear the same legend as is borne by this Warrant.

         5. The term "Holder" should be deemed to include any permitted record transferee of this Warrant.

         6. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that, during the periods within which this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Warrant and all other Warrants.

         7. This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         8. In the event that as a result of reorganization, merger. consolidation, liquidation, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Warrant shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Warrant. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Warrant of each such adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Warrant adjusted accordingly.

         9. The rights represented by this Warrant may be exercised at any time within the period above specified by (i) surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price for the number of Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) unless in connection with an effective registration statement which covers the sale of the shares underlying the Warrant, the delivery to the Company of a statement by the Holder (in a form acceptable to the Company and its counsel) that such Shares are being acquired by the Holder for investment and not with a view to their distribution or resale.

            The certificates for the Common Stock so purchased shall be delivered to the holder within a reasonable time, not exceeding ten (10) business days after all requisite documentation has been provided, after the rights represented by this Warrant shall have been so exercised, and shall bear a restrictive legend with respect to any applicable securities laws.

         10. This Warrant shall be governed by and construed in accordance will the laws of the State of Pennsylvania. The federal and state courts in the city of Philadelphia shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances as well as other remedies.

         IN WITNESS WHEREOF, Scan-Graphics, Inc. has caused this Warrant to be signed by its duly authorized officers under Its corporate seal, and to be dated as of the date set forth above.


                                                     SCAN-GRAPHICS, INC.


                                       By:
                                           ------------------------------------
                                              Andrew E. Trolio, President

                                                 (Apply Corporate Seal)

                                  PURCHASE FORM

                  (To be signed only upon exercise of Warrant)


         The undersigned the Holder of the foregoing Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, _______________ shares of no par value Common Stock and herewith makes payment of $_________________ thereof, and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to
________________________________________________________________________ whose address(es) is (are)
- ------------------------------------------------------------------------


Dated: _______________________ , 19____


                                           Holder: _________________________
                                            SSN/TIN: ________________________
                                            Address: ________________________
                                                     ________________________
                                                     ________________________
                                                     ________________________

                                  TRANSFER FORM

                  (To be signed only upon exercise of Warrant)


         For value received, the undersigned hereby sells, assigns, and transfers unto _________________________________________________________ the
right to purchase shares of Common Stock represented by the foregoing Warrant to the extent of ____________ shares of Common Stock, appoints ____________________ _____________________ attorney to transfer such rights on the books of
______________________ with full power of substitution in the premises.



Dated: _______________________ , 19____


                                           Holder: _________________________
                                            SSN/TIN: ________________________
                                            Address: ________________________
                                                     ________________________
                                                     ________________________
                                                     ________________________